UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 14, 2012
Date of Report (Date of earliest event reported)

PICO HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State or other Jurisdiction of Incorporation or Organization)	33-36383 (Commission File Number)	94-2723335 (IRS Employer Identification No.)

7979 Ivanhoe Avenue, Suite 300
La Jolla, California  92037
(Address of principal executive offices) (Zip code)

Registrant's Telephone Number, Including Area Code:  (888) 389-3222

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following matters were voted upon at the Annual Meeting of Shareholders of PICO Holdings, Inc., (the "Company") held on May 14th, 2012. These matters are described in more detail in the Company's definitive proxy statement, dated April 2, 2012.

1.
Election of two members of the Board of Directors of the Company. The shareholders elected two directors to hold office until the 2015 Annual Meeting of Shareholders, or until their successors are duly elected and qualified, by the following votes:

Name of Directors Elected	For	Against	Abstain	Broker Non-Voters
Robert G. Deuster	18,838,027	459,544	41,987	1,518,070
Julie H. Sullivan, Ph.D	19,114,287	183,648	41,623	1,518,070

The following individuals are continuing directors with terms expiring upon the 2013 Annual Meeting of Shareholders: Carlos C. Campbell, Kristina M. Leslie, and Kenneth J. Slepicka.

The following individuals are continuing directors with terms expiring upon the 2014 Annual Meeting of Shareholders: John R. Hart, and Ronald Langley.

2. The advisory (non-binding) vote on the compensation of our named executive officers. The proposal was approved, by the following vote:

For	Against	Abstain	Broker Non-Voters
14,076,726	5,224,473	38,359	1,518,070

3. Ratification of the appointment of Deloitte & Touche LLP to serve as the independent registered public accountant for the 2012 fiscal year. The proposal was approved, by the following vote:

For	Against	Abstain	Broker Non-Voters
20,755,669	99,477	2,482	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 16, 2012

PICO HOLDINGS, INC.

By: /s/ Maxim C. W. Webb

Maxim C. W. Webb
Chief Financial Officer and Treasurer

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